Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the use of our report dated October 21, 2003, in this Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 (No. 333-96821) of The CINTRA Select Fund, Inc.

 /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 21, 2003